Forum Energy Technologies Announces
Second Quarter 2014 Results
HOUSTON, TEXAS, July 24, 2014 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2014 revenue of $428 million compared to $368 million for the second quarter 2013. Net income for the quarter was $40 million or $0.41 per diluted share compared to $30 million or $0.32 per diluted share for the prior year period. Included in the second quarter 2014 results was $0.03 per share of non-operational items, and excluding these items adjusted diluted earnings per share were $0.44. See Table I for a reconciliation of GAAP to non-GAAP financial information.
Second Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea segment revenue in the second quarter 2014 was $279 million, an increase of $70 million, or 34%, from the second quarter 2013. The increase was primarily due to the contributions from acquisitions closed subsequent to the second quarter 2013, and increased sales of subsea remotely operated vehicles, drilling equipment, and downhole products. Operating income for the segment in the second quarter 2014 was $50 million, an increase of $18 million, or 53%, over the prior year period. Operating margins also improved by 230 basis points over the same period.
Production & Infrastructure
Production & Infrastructure segment revenue in the second quarter 2014 was $149 million, a decrease of $9 million from the second quarter 2013. The segment experienced lower demand for valves, primarily in Canada, and lower orders of production processing systems compared to the prior year. Pressure pumping consumable product revenue increased 30% from the prior year period. Segment operating income increased 18% due to the addition of the Global Tubing joint venture acquired in the third quarter 2013 and improved operating contribution from pressure pumping consumable products.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "Our second quarter 2014 results included record revenue of $428 million and improved operating income and margins over the first quarter 2014. We are experiencing the benefits of our focus on improving operating execution and increasing our margins.

"Our Drilling & Subsea segment second quarter 2014 revenue increased $18 million sequentially primarily due to the strong demand for subsea equipment and products. We are pleased with the recent acquisition of Quality Wireline & Cable by Forum.
"The Production & Infrastructure segment experienced a sequential increase in revenue of $7 million compared to the first quarter 2014 on increased sales of pressure pumping consumable products, valves, and production and processing systems.
"Orders received in the second quarter 2014 were $441 million, 4% above our record revenue.
"Forum expects diluted earnings per share for the third quarter 2014 of $0.42 to $0.48."

Recent Events
Forum closed the acquisition of Quality Wireline & Cable, Inc. ("Quality") during the second quarter of 2014. Based in Calgary, Alberta, Quality is a leading manufacturer of wireline cable, a critical consumable product used on wireline units to perform various well completion and intervention activities.
Forum signed a contract with Marine Platforms Limited to supply four work-class ROV systems, each complete with a Dynacon Launch and Recovery System. The order includes three Perry™ heavy work-class XLX Evo 200HP ROVs, the latest generation of the Perry XLX series.
Forum recently received a $5 million contract to supply cementing hardware and casing accessories to an international service company in the Middle East.

Conference Call Information
Forum's conference call is scheduled for July 25, 2014 at 9:00 AM CDT. During the call, the company intends to discuss second quarter 2014 results. To participate in the earnings conference call, please call 888-713-4218 within North America, or 617-213-4870 outside of North America. The access code is 45216488. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 87277879.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,600 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2014	2013	2014
Revenue	$428.3	$367.9	$403.9
Total operating expenses	368.4	320.7	347.8
Earnings from equity investment	5.9	—	5.3
Operating income	65.8	47.2	61.4
Other expense
Interest expense	7.7	3.1	7.8
Loss (gain) on foreign exchange and other, net	3.1	1.1	1.5
Profit before income taxes	55.0	43.0	52.1
Provision for income tax expense	15.4	13.1	15.6
Net income	39.6	29.9	36.5
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders (1)	$39.6	$29.9	$36.5

Weighted average shares outstanding
Basic	92.6	91.0	92.1
Diluted	95.7	94.6	95.2

Earnings per share
Basic	$0.43	$0.33	$0.40
Diluted	$0.41	$0.32	$0.38

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2014	2013
Revenue	$832.2	$740.9
Total operating expenses	716.2	644.5
Earnings from equity investment	11.2	—
Operating income	127.2	96.4
Other expense
Interest expense	15.5	6.5
Loss (gain) on foreign exchange and other, net	4.6	(0.4)
Profit before income taxes	107.1	90.3
Provision for income tax expense	31.0	28.5
Net income	76.1	61.8
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to common stockholders (1)	$76.1	$61.8

Weighted average shares outstanding
Basic	92.4	89.8
Diluted	95.4	94.5

Earnings per share
Basic	$0.82	$0.69
Diluted	$0.80	$0.65

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$32.6	$39.6
Other current assets	817.3	769.9
Total current assets	849.9	809.5
Property and equipment, net of accumulated depreciation	188.1	180.3
Goodwill and other intangibles, net	1,120.1	1,097.7
Investment in unconsolidated subsidiary	58.1	60.3
Other long-term assets	19.1	21.1
Total assets	$2,235.3	$2,168.9
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$0.9	$1.0
Other current liabilities	239.5	218.9
Total current liabilities	240.4	219.9
Long-term debt, net of current portion	436.7	512.1
Other long-term liabilities	118.0	105.9
Total liabilities	795.1	837.9
Total stockholders’ equity	1,439.6	1,330.4
Noncontrolling interest in subsidiary	0.6	0.6
Total equity	1,440.2	1,331.0
Total liabilities and equity	$2,235.3	$2,168.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2014	2013
Cash flows from operating activities
Net income	$76.1	$61.8
Depreciation and amortization	32.2	28.3
Other, primarily working capital	4.8	(0.6)
Net cash provided by operating activities	$113.1	$89.5
Cash flows from investing activities
Capital expenditures for property and equipment	$(28.7)	$(30.1)
Proceeds from sale of property and equipment	2.3	0.3
Acquisition of businesses, net of cash acquired	(31.4)	(2.6)
Net cash used in investing activities	$(57.8)	$(32.4)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$—	$177.9
Repayment of long-term debt	(75.5)	(68.1)
Payment of contingent consideration	—	(11.4)
Other	11.0	5.6
Net cash provided by (used in) financing activities	$(64.5)	$104.0
Effect of exchange rate changes on cash	2.2	(2.7)
Net decrease in cash and cash equivalents	$(7.0)	$158.4

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2014	June 30, 2013	March 31, 2014	June 30, 2014	June 30, 2013	March 31, 2014
Revenue
Drilling & Subsea	$279.2	$209.2	$261.7	$279.2	$209.2	$261.7
Production & Infrastructure	149.4	158.9	142.6	149.4	158.9	142.6
Eliminations	(0.3)	(0.2)	(0.4)	(0.3)	(0.2)	(0.4)
Total revenue	$428.3	$367.9	$403.9	$428.3	$367.9	$403.9

Operating income
Drilling & Subsea	$50.3	$32.9	$47.0	$50.4	$32.9	$47.0
Operating income margin %	18.0%	15.7%	18.0%	18.1%	15.7%	18.0%
Production & Infrastructure (1)	26.6	22.8	23.9	26.9	22.8	23.9
Operating income margin %	17.8%	14.3%	16.8%	18.0%	14.3%	16.8%
Corporate	(10.7)	(6.9)	(8.7)	(10.4)	(6.9)	(8.7)
Total Segment operating income	66.2	48.8	62.2	66.9	48.8	62.2
Other items not in segment operating income (2)	(0.4)	(1.6)	(0.8)	0.3	0.2	0.1
Total operating income	$65.8	$47.2	$61.4	$67.2	$49.0	$62.3
Operating income margin %	15.4%	12.8%	15.2%	15.7%	13.3%	15.4%

EBITDA (3)
Drilling & Subsea	$59.5	$42.5	$58.1	$62.3	$43.3	$58.9
Percentage of D&S revenue %	21.3%	20.3%	22.2%	22.3%	20.7%	22.5%
Production & Infrastructure	30.0	26.0	26.1	30.2	26.4	26.8
Percentage of P&I revenue %	20.1%	16.4%	18.3%	20.2%	16.6%	18.8%
Corporate	(9.8)	(6.3)	(7.5)	(9.6)	(6.2)	(7.5)
Other items (4)	(0.7)	(1.7)	(0.9)	—	—	—
Total EBITDA	$79.0	$60.5	$75.8	$82.9	$63.5	$78.2
Percentage of total revenue %	18.4%	16.4%	18.8%	19.4%	17.3%	19.4%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue
Drilling & Subsea	$540.9	$431.1	$540.9	$431.1
Production & Infrastructure	292.0	310.1	292.0	310.1
Eliminations	(0.7)	(0.3)	(0.7)	(0.3)
Total revenue	$832.2	$740.9	$832.2	$740.9

Operating income
Drilling & Subsea	$97.3	$68.1	$97.4	$68.1
Operating income margin %	18.0%	15.8%	18.0%	15.8%
Production & Infrastructure (1)	50.5	44.2	50.8	44.2
Operating income margin %	17.3%	14.3%	17.4%	14.3%
Corporate	(19.4)	(14.1)	(19.1)	(14.1)
Total Segment operating income	128.4	98.2	129.1	98.2
Other items not in segment operating income (2)	(1.2)	(1.8)	0.4	—
Total operating income	$127.2	$96.4	$129.5	$98.2
Operating income margin %	15.3%	13.0%	15.6%	13.3%

EBITDA (3)
Drilling & Subsea	$117.6	$89.2	$121.2	$88.5
Percentage of D&S revenue %	21.7%	20.7%	22.4%	20.5%
Production & Infrastructure	56.1	50.7	57.0	51.2
Percentage of P&I revenue %	19.2%	16.3%	19.5%	16.5%
Corporate	(17.3)	(13.1)	(17.1)	(13.0)
Other items (4)	(1.6)	(1.7)	—	—
Total EBITDA	$154.8	$125.1	$161.1	$126.7
Percentage of total revenue %	18.6%	16.9%	19.4%	17.1%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	June 30, 2014			June 30, 2013			March 31, 2014
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$65.8	$79.0	$0.41	$47.2	$60.5	$0.32	$61.4	$75.8	$0.38
% of revenue	15.4%	18.4%		12.8%	16.4%		15.2%	18.8%
Restructuring charges	0.7	0.7		—	—		—	—
Transaction expenses	0.7	0.7		1.8	1.8		0.1	0.1
Loss on sale of business	—	—					0.8	0.8
Loss (gain) on foreign exchange, net (2)	—	2.5		—	1.2		—	1.5
As adjusted (1)	$67.2	$82.9	$0.44	$49.0	$63.5	$0.34	$62.3	$78.2	$0.40
% of revenue	15.7%	19.4%		13.3%	17.3%		15.4%	19.4%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 2 - Adjusting items
	Six months ended
	June 30, 2014			June 30, 2013
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$127.2	$154.8	$0.80	$96.4	$125.1	$0.65
% of revenue	15.4%	18.6%		13.0%	16.9%
Restructuring charges	0.7	0.7		—	—
Transaction expenses	0.8	0.8		1.8	1.8
Loss on sale of business	0.8	0.8		—	—
Loss (gain) on foreign exchange, net (2)	—	4.0		—	(0.2)
As adjusted (1)	$129.5	$161.1	$0.85	$98.2	$126.7	$0.67
% of revenue	15.6%	19.4%		13.3%	17.1%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2014	June 30, 2013	March 31, 2014
EBITDA reconciliation (1)
Net income attributable to common stockholders	$39.6	$29.9	$36.5
Interest expense	7.7	3.1	7.8
Depreciation and amortization	16.3	14.4	15.9
Income tax expense	15.4	13.1	15.6
EBITDA	$79.0	$60.5	$75.8

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Six months ended
(in millions of dollars)	June 30, 2014	June 30, 2013
EBITDA reconciliation (1)
Net income attributable to common stockholders	$76.1	$61.8
Interest expense	15.5	6.5
Depreciation and amortization	32.2	28.3
Income tax expense	31.0	28.5
EBITDA	$154.8	$125.1

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.